UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: March 14, 2007

SOLAR ENERGY LIMITED

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-30060 (Commission File Number)	76-0418364 (IRS Employer Identification Number)

Andrew Wallace, Chief Executive Officer
145-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2
(Address of principal executive offices)

(604) 669-4771
(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)     Effective March 14, 2007, the board of directors of Solar Energy Limited (the “Company”) accepted the resignation of Nora Coccaro as a member of the board of directors.

(d)     Effective March 14, 2007, the board of directors appointed Toby Thatcher as a member of the board of directors to serve until the Company’s next annual shareholders meeting.

Toby Thatcher earned a Master’s Degree in applied science and a Bachelor’s Degree in mechanical engineering from the University of Victoria in British Columbia, Canada. He currently works for the British Columbia Transmission Corporation as an Asset Management Engineer. Mr. Thatcher’s previous work experience focused on engineering technology for energy and emissions reductions in mining, natural gas and automotive industries. This work included vehicle emissions research with Environment Canada, cryogenic gas purification and hydrometallurgy.

The appointment of Mr. Thatcher to the Company’s board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. Thatcher. The Company has not at this time determined whether Mr. Thatcher will serve on any standing committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Solar Energy Limited

Signature                                                      Date

By: /s/ Andrew Wallace                                  March 15, 2007

Name: Andrew Wallace

Title: Chief Executive Officer